EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-174617, 333-158533 and 333-141353) of International Tower Hill Mines Ltd. of our report dated March 14, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

(Signed) “PricewaterhouseCoopers LLP”
Vancouver, British Columbia
March 15, 2018